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                                                                 EXHIBIT 16


June 3, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir/Madam:

We have read the (a) paragraph of Item 4 included in the Form 8-K dated June 3, 2002 of MarineMax, Inc. to be filed with the Securities Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP